UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2018

New Residential Investment Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-35777	45-3449660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor
New York, New York 10105
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 479-3150

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement.

Overview

As previously disclosed, during July 2017, certain subsidiaries of New Residential Investment Corp. (collectively, “New Residential”) entered into agreements with certain subsidiaries of Ocwen Financial Corporation (collectively, “Ocwen”) to convert New Residential’s existing rights to mortgage servicing rights (“MSRs”) to fully-owned MSRs. In effect, the new arrangements provided for the conversion of the existing arrangements into a more traditional subservicing arrangement and involved upfront payments to Ocwen for MSRs to be transferred to New Residential over time. Under the agreements entered into in July 2017, each time MSRs were transferred to New Residential following receipt of the necessary third party consents, New Residential was to pay a lump sum to Ocwen. Conceptually, these upfront payments represented a proxy for the net present value of the difference between higher future revenue that Ocwen would have received for servicing the mortgage loans under Ocwen’s prior agreements with New Residential, and the lower revenue for servicing the mortgage loans that Ocwen would receive under the new arrangements.

While we continue the process of obtaining the third party consents necessary to transfer the MSRs to New Residential, Ocwen and New Residential have entered into new agreements, which will accelerate the implementation of certain parts of our arrangement in order to achieve the intent of the July agreements sooner. These new agreements are described in further detail below.

New RMSR Agreement, Servicing Addendum and Amendment to Transfer Agreement

On January 18, 2018, New Residential entered into a new agreement regarding the rights to MSRs (the “New RMSR Agreement”) including a servicing addendum thereto (the “Servicing Addendum”) and Amendment No. 1 to Transfer Agreement (collectively, the “Agreements”) with Ocwen that modify and supplement the arrangements among the parties set forth in (i) the Master Servicing Rights Purchase Agreement, dated as of October 1, 2012 (as subsequently amended, the “Original RMSR Agreement”), and (ii) certain sale supplements to the Original RMSR Agreement (as subsequently amended, the “Original Sale Supplements” and, together with the Original RMSR Agreement, the “Original Agreements”), which Original Agreements were modified and supplemented by (x) the Master Agreement, dated as of July 23, 2017, by and among Ocwen Loan Servicing, LLC, HLSS Holdings, LLC (“Holdings”), HLSS MSR – EBO Acquisition LLC (“HLSS EBO”) and New Residential Mortgage LLC (as subsequently amended, the “Master Agreement”), (y) the Transfer Agreement, dated as of July 23, 2017, by and between Ocwen Loan Servicing, LLC, New Residential Mortgage LLC, and for a limited purpose Ocwen Financial Corporation and New Residential Investment Corp. (the “Transfer Agreement”), and (z) the Subservicing Agreement, dated as of July 23, 2017, by and between New Residential Mortgage LLC and Ocwen Loan Servicing, LLC (the “Subservicing Agreement” and together with the Transfer Agreement, the Master Agreement and the Original Agreements, the “Existing Agreements”).

Under the Existing Agreements, Ocwen sold and transferred to New Residential certain “Rights to MSRs” and other assets related to mortgage servicing rights for loans with an unpaid principal balance of approximately $86.8 billion as of the opening balances on January 1, 2018 (the “Subject MSRs”).

Pursuant to the New RMSR Agreement and related Servicing Addendum, Ocwen will continue to service the mortgage loans related to the Subject MSRs until the necessary third party consents are obtained in order to transfer the Subject MSRs in accordance with the Transfer Agreement, the New RMSR Agreement or the Servicing Addendum, as applicable.

The New RMSR Agreement provides, among other things:

•
the Subject MSRs will remain in the parties’ ownership structure under the Existing Agreements while they continue to seek third party consents to transfer Ocwen’s remaining rights to the Subject MSRs to New Residential or any permitted assignee of New Residential;

•	Ocwen will continue to service the related mortgage loans pursuant to the terms of the Servicing Addendum until the transfer of the Subject MSRs;

•
Holdings will make a lump-sum “Fee Restructuring Payment” of $279.6 million to Ocwen on the date of the New RMSR Agreement with respect to such Subject MSRs, subject to certain adjustments within five business days;

•
under the arrangements contemplated by the New RMSR Agreement, Ocwen will receive substantially identical compensation for servicing the related mortgage loans underlying the Subject MSRs that it would receive if the Subject MSRs had been transferred to New Residential as named servicer and Ocwen subserviced such mortgage loans for New Residential as named servicer;

•
in the event that the required third party consents are not obtained with respect to any Subject MSRs by certain dates specified in the New RMSR Agreement, in accordance with the process set forth in the New RMSR Agreement, the Rights to MSRs (as defined in the Existing Agreements) related to such Subject MSRs could either: (i) remain subject to the New RMSR Agreement at the option of Holdings, (ii) if Holdings does not opt for the New RMSR Agreement to remain in place with respect to certain Subject MSRs, Ocwen may acquire such Subject MSRs at a price determined in accordance with the terms of the New RMSR Agreement, or (iii) if Ocwen does not acquire such Subject MSRs, be sold to a third party in accordance with the terms of the New RMSR Agreement, as determined pursuant to the terms of the New RMSR Agreement; and

•
New Residential agrees to waive any rights New Residential may have had under the Existing Agreements to replace Ocwen as named servicer with respect to the Subject MSRs based on Ocwen’s residential servicer rating agency related downgrades.

Pursuant to the Servicing Addendum, Ocwen will service the mortgage loans related to the Subject MSRs.  In consideration of servicing such mortgage loans, Ocwen will receive a servicing fee based on the unpaid principal balance as of the first of each month as set forth in the Servicing Addendum.  The initial term of the Servicing Addendum is for the five years following July 23, 2017.  At any time during the initial term, Holdings may terminate the Servicing Addendum for convenience, subject to Ocwen’s right to receive a termination fee calculated in accordance with the Servicing Addendum and specified notice. Following the initial term, (i) Holdings may extend the term of the Servicing Addendum for additional three-month periods by delivering written notice to Ocwen of its desire to extend such contract thirty days prior to the end of such three-month period and (ii) the Servicing Addendum may be terminated by Ocwen on an annual basis.  In addition, Holdings, HLSS EBO and Ocwen will have the right to terminate the Servicing Addendum for cause if certain conditions specified in the Servicing Addendum occur. If the Servicing Addendum is terminated or not renewed in accordance with these provisions, Holdings will have the right to direct the transfer of servicing to a third party, subject to Ocwen’s option to purchase the Subject MSRs and related assets in certain cases. To the extent that servicing of the loans cannot be transferred in accordance with these provisions, the Servicing Addendum will remain in place with respect to the servicing of any remaining loans.

On January 18, 2018, Ocwen and New Residential also entered into Amendment No. 1 to Transfer Agreement, pursuant to which the parties agreed to certain amendments to the Transfer Agreement to conform the terms of the New RMSR Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW RESIDENTIAL INVESTMENT CORP.
(Registrant)

/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer

Date:  January 19, 2018